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                                                                    EXHIBIT 23.3

                      CONSENT OF HUDDLESTON & CO., INC.

                            Huddleston & Co., Inc.

                      Petroleum and Geological Engineers

                            1111 Fannin-Suite 1700
                             Houston, Texas 77002

                            ----------------------

                                (713) 658-0248


                                April 27, 1995




Patrick Petroleum Company
301 West Michigan Avenue
Jackson, MI  49201

Gentlemen:

Huddleston & Co., Inc. hereby consents to the use of its name and reference to it in the Annual Report on Form 10-K of Patrick Petroleum Company for the year ended December 31, 1994.

                                               HUDDLESTON & CO., INC.



                                               By:    /s/ B.P. Huddleston
                                                  -----------------------------
                                                      B.P. Huddleston, P.E.